                                                                   EXHIBIT 10.01

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 1st day of May, 1997, by and between The Shoppers' Source, Inc. (the "Company"), a California corporation having its principal place of business at 2101 E. Coast Highway, Corona del Mar, California 92625, and Robert J. McNulty ("Executive""), an individual residing at 2401 Bayshore Drive, Newport Beach, CA 92663.

                              W I T N E S S E T H:

     WHEREAS, Executive is experienced in the retail merchandising industry, and has developed expertise as to Internet applications; and

     WHEREAS, the Company desires to avail itself of Executive's experience and expertise in retail and Internet business by which Company will be able to engage in the business of wide scale retail sales to the public via the Internet, and Executive desires to be so employed; and

     WHEREAS, the Company and Executive desire to enter into an Employment Agreement which shall supersede and replace any and all contracts, agreements and understandings between the parties on the subject;

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the Company and Executive agree as follows:


     Section 1.     Employment Duties and Exclusive Employment.
                    ------------------------------------------

                                      -1-
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     1.1  Duties and Responsibilities.  During the term of this Agreement,
          ---------------------------
Executive shall be employed as the Chief Executive Officer and President of the Company (the "Employment"). In that capacity, Executive shall do and perform all duties, services, acts or things necessary or advisable to provide executive duties through which the intended business of the Company may be conducted, subject at all times to the Company's By-Laws and to the directions and policies established by the Company's Board of Directors. Throughout his term of Employment, Executive's place of employment shall at all times be located within the County of Orange and Executive shall not be required to relocate outside the County of Orange in order to continue his Employment under this Agreement.

     1.2  Supervision of Other Employees.  In addition to Section 1.1 above,
          ------------------------------
Executive shall supervise the activities of the Company's employees, and shall perform such other services as the Company may from time to time reasonably request in the furtherance of the business of the Company.

     1.3  Devoting of Entire Time to Company's Business.  Executive shall devote
          ---------------------------------------------
such time, energy and attention to the business of the Company during the term hereof as reasonably required to perform the described services. The Company acknowledges that Executive maintains a consulting business which will continue during the term hereof. Executive agrees, however, that he will not render services in such consulting business, or any other services of a business, commercial or professional nature to any other person or organization whether for compensation or otherwise, which would be in conflict with the interests of the Company, without the consent of the Board of Directors of the Company. Notwithstanding the foregoing, this Section shall not preclude Executive from devoting his time and energies in connection with

                                      -2-
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the management of his personal investments and his participation in not-for-
profit activities. Further, Executive shall be permitted to serve on the board of directors of non-competing companies, subject to the consent of the Board of Directors, such consent not to be unreasonably withheld.

     1.4  Adherence to Applicable Laws.  Executive at all times during the
          ----------------------------
performance of this Agreement shall strictly adhere to and obey all applicable laws, regulations and rules now in effect or as subsequently modified. The Company shall not request or require Executive to violate any such laws, regulations or rules in the performance of Executive's duties.

     Section 2.   Term of Agreement.
                  -----------------

     This Agreement shall commence on the date first above written and end five years later, on April 30, 2002, provided that the term of this Agreement shall automatically be extended on May 1, 2002 (the "Extension Date") unless written notice that this Agreement is not being extended is given by the Company before the Extension Date, such that it thereafter shall always have a remaining term of five years, unless and until written notice that this Agreement is not being extended (or that the Agreement is being terminated under the provisions of Section 5) is given by either Party to the other. The term "Term of this Agreement" shall mean the initial term and the extension of this Agreement plus any extensions thereto.

     Section 3.   Compensation.
                  ------------

     3.1  Base Salary.  For Executive's services during the first year of his
          -----------
Employment hereunder, the Company agrees to pay to Executive a salary of Seventy-Five Thousand ($75,000) per year, paid bi-weekly during the course of such year. Thereafter, Executive's annual salary ("Annual Base Salary") shall be reviewed and adjusted upward by the Company

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each year pursuant to the policies and procedures of the Company governing the annual review of base salaries for its executive officers; provided, however, that there shall be no downward adjustments in Executive's Annual Base Salary. The Company shall withhold and deduct from periodic salary installments all amounts required by law, including, but not limited to, federal and state income taxes, social security, and state disability taxes and any other amounts authorized by Executive in writing.

     3.2  Annual Bonus.  In addition to the Annual Base Salary, Executive shall
          ------------
be entitled to consideration for a bonus at the end of each calendar year, which shall be determined in the discretion of the President and Board of Directors.

     3.3  Stock Options.  Effective on or before the date that shares of common
          -------------
stock of the Company are first sold to the public in connection with an Initial Public Offering, and thereafter upon resolution of the Board of Directors, Executive will be granted options to purchase shares of the Company's common stock (the "Option"). The option shall remain in full force and effect and shall be subject to the following terms and conditions:

          (a) The purchase price to be paid for such common shares upon exercise of the foregoing stock option shall be the per share fair market value of such common shares as of the date of the grant date (the "Grant Date").

          (b) Exercises under such options will be made only during the five-year period commencing on the Grant Date and ending on the date which is
(c)60 months thereafter (the "Option Period").

          (c) The Options shall be fully vested.

          (d) Each portion of the option may be exercised during the Option Period, in

                                      -4-
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whole at any time or in part from time to time, by giving the Company notice in writing to that effect, specifying the number of whole shares as to which such stock option is exercised. Payment of the purchase price for the shares with respect to which such stock option is exercised shall be made to the Company upon delivery of such notice, in the form of cash or by a certified check, cashier's check, postal or express money order payable to the order of the Company, or in such other manner as shall be mutually acceptable to the Company and Executive in order to facilitate the exercise of such stock option.

          (e) As soon as practicable after receipt of the notice of exercise, payment of the purchase price and payment or provision for any required tax withholdings, the Company shall cause certificates for the number of shares with respect to which such stock option is exercised to be issued in the name of Executive or his executors, administrators, or other legal representatives, heirs, legatees, next of kin or distributees.

          (f) Such stock options shall not be transferable by Executive other than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by Executive.

          (g) Upon the death of Executive, his legal representatives shall have the right within one year thereafter to exercise, in whole or in part, each such stock option to the extent exercisable by Executive at the time of his death.

          (h) The price and the number of shares covered by each such stock option shall be subject to equitable adjustment by the Company, if while such stock option is outstanding there is a change in the shares of common stock of the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, reverse stock split,

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stock dividend or other change in the corporate structure of the Company.

          (i) Neither Executive nor any person entitled to exercise Executive's rights in the event of his death shall have any of the rights of a shareholder with respect to the shares covered by such stock options except to the extent that certificates have been issued upon the exercise of such stock options.

          (j) The shares of common stock of the Company which Executive receives upon his exercise of the option will be subject to a demand Registration Rights Agreement, in the form entered into with the shareholders of the Company's Series B Preferred Stock, unless and until an S-8 Registration Statement to register shares under a Company Employee Stock Option Plan has been effected, in which case shares subject to option under this Agreement shall be included thereunder.

     Section 4.   Vacation, Expenses and Benefits.  During the term of the
                  -------------------------------
Employment, the Company agrees:

     4.1  Vacation.  Executive will be entitled to vacation benefits in
          --------
accordance with uniform Company policies as they may be in effect from time to time for Executive Officers of the Company and will, in any event, be for a minimum period of four weeks per year. Vacation is to be taken at such time or times as may be mutually agreeable to Executive and the Board of Directors. All such vacations shall be with pay. Upon termination of the Employment for any reason, the Company shall pay Executive for all accrued, unused vacation, including such vacation periods for those years when the Executive is unable to take the full four weeks.

     4.2  Expenses.  Executive will be reimbursed for all necessary and
          --------
reasonable traveling and other reimbursable expenses on behalf of the Company in pursuing Executive's

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duties for the Company under this Agreement. All required Company business travel by Executive shall be at economy or business travel fare rates. Reimbursement by the Company to Executive for such expenses shall be subject to Executive furnishing appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its executives.

     4.3  Office Facilities.  Executive will be provided with such office
          -----------------
facilities and clerical assistance as Executive may reasonably require for the performance of his duties hereunder.

     4.4  Employee Benefits.  Company agrees to provide Executive with group
          -----------------
medical, dental and vision insurance coverages and other employee welfare and fringe benefits at all times comparable to those provided to other Company executives holding comparable level positions, all in accordance with such benefit programs as may be established by the Company from time to time. The Company specifically reserves the right to change the administrators and/or carriers of any of its group insurance and/or other employee benefit plans. Company will provide the Executive with life insurance in the amount of $1,000,000.

     Section 5.   Term and Termination of Employment.  The Employment shall
                  ----------------------------------
continue for the term as specified in Section 2, above, unless and until it is earlier terminated as provided in this Section 5:

     5.1  Termination of Agreement.
          ------------------------

          (a) For Cause.  The employment of Executive under this Agreement may
              ---------
be terminated by Company for "cause" at any time by action of the Board. For the purposes hereof, the term "cause" is limited to (i) Executive's fraud, gross incompetency, personal dishonesty

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involving the Company's assets, willful misconduct or gross negligence in the performance of his duties hereunder, (ii) a willful breach by Executive of any of the material terms of this Agreement, or (iii) Executive's death or disability. For purposes of this Agreement, "disability" shall mean any physical or mental impairment as determined by a licensed physician in the state of California and agreed to by the Board in good faith, which shall have rendered Executive unable to perform the duties required under this Agreement for a continuous period of six months or a cumulative period of nine months during any twelve consecutive month period. If Executive's employment hereunder is terminated for cause, Company shall have no further obligations or liabilities to Executive, save and except for obligations due to Executive for the period through to and including the date of termination for cause.

          (b) Right to Cure.  In the event the Company contends that it may
              -------------
terminate Executive for cause due to Executive's incompetence or negligence as described in a(i), (ii) or (iii) (as to disability) above (but only for these particular grounds for cause), Company shall provide Executive with specific written notice specifying in reasonable detail the services or matters which it contends Executive has not been adequately performing and what Executive should do to adequately perform his obligations hereunder. If Executive performs the required services within thirty (30) days of actual receipt of the notice by the Executive or modifies his performance to correct the matters complained of, in either case, to the reasonable satisfaction of the Company, Executive's breach will be deemed cured and such breach shall no longer constitute cause; provided, however, if the nature of the services not performed by the Executive or the matters complained of are such that more than thirty days are reasonably required to perform the required services or to correct the matters complained of, then the Executive's breach will be deemed cured if the Executive commences to perform such services or to correct such matters within the thirty (30) day period and thereafter diligently prosecutes such performance or correction to completion within such period of time after the end of such thirty (30) day period (the "extension period") as the Company has notified the Executive is reasonably required to perform the required services or to correct the matters complained of. If Executive does not perform the required services or modify his performance to correct the matters complained of within the thirty (30) day period or the extension period, as the case may be, Company shall have the right to terminate this Agreement at the end of the thirty (30) day period or extension period, as the case may be.

          (c) Termination by the Company Without Cause or Company's Material
              ------------------------------------------- ------------------
Breach.
------
              (i) If Executive's employment with Company is terminated by Company other than (i) for cause (as provided in Section 5.1.(a), or if (ii) the Company otherwise materially breaches this Agreement and fails to cure this breach within thirty (30) days after notice from Executive, then at any time within three (3) months thereafter Executive may elect by notice in writing to the Secretary of Company to treat the situation as a "Termination without Cause" of Executive by the Company and to discontinue his obligations to Company to perform services hereunder. In such event, an amount equal to the present value/1/ of the sum of all compensation (which shall be calculated at the highest annual compensation payable to Executive plus the highest bonus in any year of Executive's employment) due for the balance of the entire Term of this Agreement which shall consist of the initial term and the extension term it

---------------------
/1/ Calculated with the then established prime rate as the applicable interest factor.
                                      -9-
being conclusively determined for this purpose that no notice of "no extension" shall be applicable shall become due and payable to Executive in full within five (5) days following the date the notice of such election is given in no event in excess of 2 years 11 months and 28 days. Also, any amounts payable under other provisions of this Agreement or other obligations of Company to Executive which have accrued but have not yet been paid, including compensation earned prior to the date the notice by Executive is given and accrued and unused vacation time shall also then become due and payable within five (5) days of receipt of notice by Company.

               (ii) If Executive believes Company has materially breached this Agreement, Company or Executive may request an arbitration to determine whether Company has, in fact, materially breached this Agreement. The arbitration shall be conducted pursuant to the provisions of Section 10, below.

          (d) Material Breach by Company.  The Company shall have materially
              --------------------------
breached this Agreement if, without the Executive's prior written consent, one or more of the following events occur:

               (i) the Executive is otherwise removed from the office(s) provided for in this Agreement, for any reason other than the legal termination of his employment;

               (ii) the Executive is assigned any duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties and responsibilities associated with the Executive's position;

               (iii) the Executive suffers a reduction in the authorities, duties or responsibilities associated with his position, on the basis of which he makes a determination in good faith that he can no longer carry out such position in the manner contemplated at the time
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this Agreement was entered into;

               (iv) the Executive's Base Salary is decreased by the Company, or his benefits or opportunities under any employee benefit or incentive plan or program of the Company or any other material benefit specifically promised to Executive herein is or are materially reduced unless such benefit, plan, or program is reduced or eliminated for all eligible employees of the Company on an equal basis;

               (v) the Company fails to pay the Executive any payments under any bonus or incentive plans when due;

               (vi) the Company fails to reimburse the Executive for business expenses in accordance with this Agreement and the Company's policies, procedures or practices;

               (vii) the Company fails to agree to or actually indemnify the Executive for his actions and/or inactions, as either a director or officer of the Company, to the fullest extent permitted pursuant to this Agreement, the Company's articles and by-laws and by applicable law;

               (viii) the Company fails to obtain a written agreement satisfactory to the Executive from any successor or assign of the Company to assume and perform this Agreement; or

               (ix) the Company purports to terminate the Executive's employment for cause and such purported termination of employment is not effected in accordance with the procedures required by this Agreement, and for purposes of this Agreement, such purported termination of employment shall be invalid and of no force and effect.

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     5.2  Return of Company Property.  Upon termination of this Agreement for
          --------------------------
any reason, Executive shall immediately cease use of any and all Company property in his possession and shall immediately return any and all Company property in his possession custody or control to the Company, including without limitation, any and all Confidential Information as that term is defined in
Section 6.1.

     Section 6.     Confidentiality.
                    ---------------

     6.1  Confidentiality Obligation.  The Company and Executive acknowledge and
          --------------------------
agree that Executive possesses information of substantial value to the Company and which requires substantial expenditure of time, skills, energy and funds to develop and/or acquire, which is not generally known in the trade and, which gives the Company an advantage over its competitors who do not know or use it or disclosure of which would or may be detrimental to the Company, including but not limited to, inventions, proprietary information and trade secrets techniques, designs, drawings, processes, formulas, inventions, developments, equipment, prototypes, sales, marketing and customer information, and business, financial, administrative or managerial information, relating to the business, products, practices, administration, management or techniques of the Company (the "Confidential Information"). Executive at all times shall regard and preserve as confidential such Confidential Information regardless of its source and shall not, during the term of the Employment or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the Company without the prior written consent of the Board of Directors.

     6.2  Proprietary Information.  Executive agrees that all notes, data,
          -----------------------
sketches, drawings and other documents and records, and all material and physical items of any kind, including all

                                      -12-
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reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, or that come into the possession of Executive by reason of this Agreement, are the property of the Company at the termination of Executive's Employment hereunder.

     6.3  Release of Obligations of Confidentiality and Non-Use.  The parties
          -----------------------------------------------------
hereto expressly agree that the public disclosure by the Company of any part of the Confidential Information will release Executive from the obligations of confidentiality and non-use provided for in Sections 6.1 and 6.2 only with respect to that portion of the Confidential Information actually disclosed by the Company. Further, the term "Confidential Information" shall not include information relating to the business, products, practices, administration, management or techniques of the Company to the extent that it becomes generally available and known to the public other than as the result of a breach by Executive of the confidentiality and non-use obligation provisions contained in this Agreement and/or the prior Consulting Agreement.

     6.4  No Predatory Solicitation.  Executive agrees that he will not, either
          -------------------------
directly or through instructions to a third party, on his own behalf or in the service of others, disrupt, damage, impair or interfere with the business of the Company whether by way of interfering with or raiding its officers, employees, agents, distributors and/or independent contractors or in any manner attempting to persuade any such persons to discontinue any relationship with the Company without having received the Board of Director's prior written permission to do so.

     6.5  Injunctive Relief.  Executive acknowledges that the loss to the
          -----------------
Company which would arise from a breach of the confidentiality obligation or predatory solicitation provision contained in this Agreement cannot be reasonably or adequately compensated in damages in an action at law. Executive therefore expressly agrees that the Company in addition to any other rights or remedies which it may possess, shall be entitled to injunctive relief to prevent a breach of the confidentiality obligation or predatory solicitation provision contained in this Agreement.

     Section 7.   Indemnity.
                  ---------
          (a) In addition to any rights of Executive under the Company's articles, by-laws, or any applicable State law, Company hereby agrees to hold harmless and indemnify Executive:

               (i) Against any and all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement actually and reasonable incurred by Executive in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the name of the Company) to which Executive is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive is, was or at any time becomes a director, officer, employee, consultant, or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee, consultant, partner, trustee or agent regardless of his subsequent title or position at another corporation, partnership, joint venture, trust or other enterprise;

               (ii) Otherwise to the fullest extent as may be provided to Executive by the Company under the by-laws of the Company and California Corporations Code; and

          (b) No indemnity pursuant to this Paragraph 7 shall be paid by
Company:

               (i) Except to the extent the aggregate of amounts to be indemnified thereunder exceed the sum of Five Hundred Dollars ($500) plus the amount of such losses for
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

which the Executive is indemnified either pursuant to the articles or by-laws of the Company or any subsidiary thereof, or pursuant to any Directors and Officers insurance purchased and maintained by Company;

               (ii) In respect to remuneration paid to Executive if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               (iii) On account of any suit in which judgment is rendered against Executive for an accounting of profits made from the purchase or sale by Executive of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

               (iv) On account of conduct which is finally adjudged to have been willful misconduct by Executive; and

               (v) If a final decision by a Court having jurisdiction in the matter shall determine that such indemnification to Executive is not lawful.

          (c) All agreements and obligations of the Company contained herein shall continue during the period Executive is a director, officer, employee, consultant or agent of Company (or is or was serving at the request of the Company as a director, officer, employee, partner, consultant or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Executive was an officer or director of Company or serving in any other capacity referred to herein.

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

          (d) Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.

          (e) The Company will pay all expenses immediately upon the presentment of bills for such expenses. Executive agrees that Executive will reimburse Company for all reasonable expenses paid by Company in defending any civil or criminal action, suit or proceeding against Executive in the event and only to the extent that it shall be ultimately determined that Executive is not entitled to be indemnified by Company for such expenses under the provisions of the applicable State statute, the by-laws, this Agreement or otherwise. This Agreement shall not affect any rights of Executive against Company, any insurer, or any other person to seek indemnification or contribution.

          (f) If Company fails to pay any expenses (including without limiting the generality of the foregoing, legal fees and expenses incurred in defending any action, suit or proceeding), Executive shall be entitled to institute suit against Company to compel such payment and Company shall pay Executive all costs and legal fees incurred in enforcing such right to prompt payment.

          (g) To the extent allowable under California law, the burden of proof with respect to any proceeding or determination with respect to Executive's entitlement to indemnification under this Agreement shall be on Company.

          (h) If any provision of this Paragraph 7 shall be determined as conflicting with any provision of (i) Company's by-laws or Articles of Incorporation, (ii) California law, or (iii) the provisions of any other agreement between the parties as to indemnification, and such other document or law would provide the Executive with greater rights of benefits of indemnification, then such other document or law shall prevail; it being the intention of the parties hereto to provide maximum indemnification to the Executive. Otherwise, unless prohibited by law, any document or law which affords Executive with greater rights of indemnification by Company than do the provisions of this Agreement shall have superiority over the provisions of this Agreement.

          (i) In support of its obligations hereunder, the Company agrees to use its best efforts to maintain a directors' and officers' liability and other insurance policies covering the Executive and further agrees that these policies shall be maintained so as to provide as broad and as complete coverage as is reasonably available in relation both to the Executive's position during the Term of Employment and to any claims arising thereafter but relating to said Term of Employment. Notwithstanding the foregoing, the failure or inability of the Company to maintain such insurance policy or policies shall not be a breach of this Agreement by the Company if the Company's Board of Directors determine, in good faith, that such insurance coverage is not available to the Company at a reasonable cost.

     Section 8.   Assignment.  Except as otherwise expressly provided herein,
                  ----------
the rights and obligations of Executive hereunder shall not be assignable and any attempted assignment shall be void. The rights and obligations of the Company hereunder may be assigned as a part of any transaction which includes the transfer of all or substantially all of the assets of the Company, whether such transfer is made pursuant to a sale of assets or stock or merger, reorganization or otherwise.

     Section 9.   Successors, Assigns, etc.  This Agreement shall inure to the
                  -------------------
benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any entity which may acquire all or substantially all of the Company's assets and business and any corporation with which the Company may be merged and, Executive, his heirs, executors, administrators and legal representatives.

     Section 10.  Arbitration.  Any dispute with respect to this Agreement,
                  -----------
with the exception of disputes arising under Section 5 entitling the Company to seek injunctive relief, shall be decided by arbitration in the City of Los Angeles, California in accordance with the rules of the American Arbitration Association as then in force by a panel of three arbitrators. Executive and the Company shall each select one member of the panel and the third remaining member shall be selected through mutual agreement of the first two panel members. The panel shall decide all matters in accordance with applicable law and this Agreement. All costs in connection with any proceedings hereunder, other than the attorneys' fees and disbursements of each party, shall be borne equally by the parties, unless otherwise determined by the panel. The panel's award shall be final, conclusive and binding on the parties, and shall be the exclusive remedy regarding any claims, counterclaims, issues or accounting presented or pled to the panel. Judgment on the award may be entered in any court or other tribunal of competent jurisdiction. All costs and fees incidental to the enforcement of any award shall be charged, to the maximum permitted extent, against the party resisting enforcement. Notwithstanding the foregoing, this Section shall not limit the right of any party to seek to obtain in any court or other tribunal any interim relief or provisional remedy, including, without limitation, injunctive relief or attachment. Seeking or obtaining such interim relief or provisional remedy shall not constitute waiver of the right to arbitration hereunder.

     Section 11.  Attorneys' Fees and Costs.  In any action at law or in
                  -------------------------
equity or in any arbitration necessary to enforce or interpret the terms of this Agreement, the prevailing party (either plaintiff or defendant) shall be entitled to recover from the other party reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such prevailing party may be entitled.

     Section 12.  No Waiver of Rights.  All waivers hereunder must be made in
                  -------------------
writing and failure by either party hereto at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

     Section 13.  Severability.  The parties hereto expressly agree and
                  ------------
contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any Section, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, such Sections, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the parties hereto in each such jurisdiction and the Agreement as a whole shall be unaffected elsewhere.

     Section 14.  Law to Govern.  The validity, construction and
                  -------------
enforceability of this

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Agreement shall be governed in all respects by the law of California applicable to agreements negotiated, executed and performed in California regardless of whether either of the parties shall not be or hereafter become a resident of another state or country, except as to any matters which are required to be governed by the laws of any other jurisdiction.

     Section 15.    Notices.  Any notice required or permitted to be given under
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this Agreement shall be in writing and shall be deemed to have been given upon delivery if delivered personally, one full business day after proper telex or facsimile transmittal if transmitted by telex or facsimile, or five full business days after mailing if mailed by certified or registered airmail, return receipt requested, postage prepaid, addressed as follows:

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Robert  J. McNulty                  The Shoppers' Source, Inc.
2401 Bayshore Dr.                   2101 East Coast Highway
Newport Beach, CA 92663             Garden Level
                                    Corona Del Mar, CA 92625

     Section 16.  Written Agreement to Govern.  This Agreement sets forth the
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entire understanding and supersedes all prior and contemporaneous agreements between the parties relating to the subject matter contained herein and incorporates all prior and contemporaneous discussions between them, and no party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby.

     Section 17.  Subject Headings.  The subject headings of the Sections of
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this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



EXECUTIVE                             COMPANY

/s/ Robert J. McNulty                 /s/ Kristine E. Webster
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Robert J. McNulty                     Kristine E. Webster
                                      Chief Financial Officer

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